Exhibit 99.1

Hospira, Inc.

275 N. Field Dr.

Lake Forest, IL 60045

May 31, 2005

[Stockholder]

[Address]

Dear [Stockholder]:

This letter is to confirm our agreement regarding all of the [                ] shares, $.001 par value per share, (“Common Stock”) of Physiometrix, Inc., a Delaware corporation (the “Company”), beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by you and any other shares of Common Stock as to which you may hereafter acquire beneficial ownership (the “Shares”).  In order to induce Hospira, Inc., a Delaware corporation (“Parent”) to enter into an Agreement and Plan of Merger to be dated as of the date hereof by and among Parent, Patriot Merger Subsidiary Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company (the “Merger Agreement”), you hereby agree as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement):

You hereby agree not to sell, transfer, pledge, or otherwise encumber or grant any proxies with respect to the Shares (except to Parent or Sub) prior to the Expiration Date. “Expiration Date” shall mean the date and the time of the earlier of (i) the mutual written consent of the parties hereto to terminate this letter agreement, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time.

You hereby represent and warrant as to the Shares issued, outstanding and beneficially owned by you as of the date of this letter agreement that except as disclosed on Schedule I hereto (i) you are the sole beneficial owner of and have full right, power and authority to sell and vote the Shares, or if you are not the sole beneficial owner, you have the full right, power and authority to sell and vote the Shares, and in either event, this letter agreement is a valid and binding agreement, enforceable against you, in accordance with its terms; and (ii) neither the execution of this letter agreement nor the consummation by you of the transactions contemplated hereby will constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which you are a party or by which you or the Shares are bound.

You hereby agree to vote or cause to be voted all of the Shares over which you have voting power (i) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated by this letter agreement and the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (ii) against any Alternative Acquisition Proposal involving the Company, and against any other matters presented to a vote of the Company’s stockholders which could reasonably be expected to impede, interfere, delay or adversely affect the Merger and the transactions contemplated by the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof.  In furtherance of your voting agreement in this paragraph, you hereby revoke any and all previous proxies with respect to any of the Shares and grant to Parent and such individuals or corporations as Parent may designate in writing an irrevocable proxy to vote all of the Shares owned by you in accordance with this paragraph on any matters which may be presented to stockholders of the Company with respect to the matters referred to in (i) and (ii) above in this paragraph.  You hereby acknowledge that the proxy granted by the foregoing is coupled with an interest and is irrevocable.  Notwithstanding anything to the contrary contained herein, the obligation for you to vote the Shares and the proxy granted to Parent hereby shall automatically terminate and be of no further force and effect upon the termination of this letter agreement in accordance with its terms.

We each hereby agree that you are not making any agreement or understanding herein in any capacity other than in your capacity as a stockholder of the Company.  If you are a member of a Board of Directors of the Company or an officer of the Company, nothing herein shall in any way limit or affect actions taken by you in such capacity, and no action taken in furtherance of your fiduciary duties shall be deemed to be a breach of the provisions of this letter agreement.

We each hereby agree that this letter agreement creates legally binding commitments, enforceable in accordance with their terms.  This letter agreement (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and (ii) supersedes all other prior contracts, agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  This letter agreement is not intended to confer upon any other person or entity any rights or remedies hereunder.

This letter agreement will terminate, and all rights and obligations of the parties hereto shall terminate, upon the Expiration Date.  No such termination shall relieve any party hereto from liability for any breach of this letter agreement occurring prior to the Expiration Date.

Each party hereto shall be entitled, without prejudice to the rights and remedies otherwise available to such party, to specific performance of all of the other party’s obligations hereunder. This letter agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Please indicate your agreement to the foregoing by signing this letter agreement in the space provided below, whereupon a binding agreement will have been formed between us in respect of the foregoing.

Sincerely,

HOSPIRA, INC.

By:
Name:
Title:

Acknowledged and agreed as of the date first written above:

[Stockholder]